Exhibit 10.57

EXECUTIVE EMPLOYMENT AGREEMENT

BETWEEN:

GRAN TIERRA ENERGY INC., an Alberta corporation (“GTEI”) and GRAN TIERRA ENERGY INC., a Nevada corporation (“Gran Tierra”)

(GTEI and Gran Tierra are collectively referred to herein as, the “Company”)

- and

DANA QUENTIN COFFIELD, an individual ordinarily resident in the City of Calgary  in the Province of Alberta

(the “Executive”)

(collectively referred to as the “Parties”)

RECITALS:

A.	The Executive has specialized knowledge and valuable skills and experience which are critical to the management and success of the business.

B.	The Company wishes to secure the services of the Executive and to ensure that the Executive remains President and Chief Executive Officer of the business.

C.	The Executive is currently an employee of the Company pursuant to an employment agreement between the Executive and the Company dated April 29, 2005, as amended (the “Prior Agreement”).

D.
The Parties wish to set forth their entire understanding and agreement with respect to the subject matter hereof and replace the Prior Agreement in its entirety with this Executive Employment Agreement (the “Agreement”).

THEREFORE, the Parties agree as follows:

ARTICLE 1
DUTIES AND RESPONSIBILITIES

1.1 Position.

The Company confirms the appointment of the Executive to the position of President and Chief Executive Officer. The Executive will undertake those duties and responsibilities set out in Schedule “A” to this Agreement as well as those duties reasonably assigned to the Executive by the Board of Directors of the Company (the “Board”). The Executive will report to the Board. The parties agree that the relationship between the Company and the Executive created by this Agreement is that of employer and employee.

1.2 Other Engagements.

The Executive shall not engage in any other business, profession or occupation which would conflict with the performance of his duties and responsibilities under this Agreement, either directly or indirectly, including accepting appointments to the boards of other companies without the prior written consent of the Board.

1.3 Reassignment.

The Company shall not reassign the Executive to another position within the Company itself, or to a position within a subsidiary, affiliated or related corporate entity (“Member Company” or “Member Companies”) or alter the duties, responsibilities, title, or reporting lines of the Executive or change the location of the Executive’s employment unless the Executive agrees to such reassignment or alteration.

1.4 Travel.

The Executive shall be employed at the Company’s location in Calgary, Alberta. The Executive shall be available for such business related travel as may be required for the purposes of carrying out the Executive’s duties and responsibilities. The Executive shall be entitled to business class tickets for domestic or international flights with a duration of more than 1 hour. The Executive will be entitled to choose suitable accommodations when travelling on Company business.

ARTICLE 2
TERM OF EMPLOYMENT

Executive’s employment with the Company is for no specified duration and constitutes at-will employment. Executive’s employment may be terminated at any time by either of the Parties, subject to the provisions of Article 9.

ARTICLE 3
BASE SALARY

The Executive will be paid an annual salary in an amount determined by the Board, subject to applicable statutory deductions (the “Base Salary”). The Executive’s Base Salary will be payable in accordance with Company practices and procedures as they may exist from time to time. Base Salary will be reviewed and may be increased on an annual basis by the Board, with input from the Executive.

ARTICLE 4
BONUS

4.1 Bonus Eligibility.

The Executive shall be eligible to receive an annual bonus payment in addition to Base Salary and other compensation for each year of the Executive’s employment (the “Bonus”) as determined by the Board from time to time.

2.

4.2 Bonus Payment.

The Bonus shall be payable within sixty (60) days of the end of the fiscal year, and will be based upon the Executive’s performance during the preceding year.

ARTICLE 5
BENEFITS

The Executive shall be entitled to participate in and to receive all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by the Company for its employees and for its executive officers specifically. The Company will continue to pay the Executive’s Base Salary in the event the Executive becomes disabled until such time as the Executive begins to receive long-term disability insurance benefits.

ARTICLE 6
VACATION

The Executive will be entitled to five weeks vacation per year. Payment of all vacation pay will be at Base Salary. The Executive will arrange vacation time to suit the essential business needs of the Company. Unused vacation entitlement will be carried over into the following calendar year to a maximum entitlement of eight weeks in any one year. On leaving the employment of the Company for whatever reason, the Company will compensate the Executive for any accrued but unused vacation entitlement based upon the Executive’s then current Base Salary.

ARTICLE 7
STOCK OPTIONS

The Company will provide the Executive with the right to participate in stock option plans and/or incentive award plans approved by the Board.

ARTICLE 8
PERQUISITES AND EXPENSES

The Company recognizes that the Executive will incur expenses in the performance of the Executive’s duties. The Company shall reimburse the Executive for any reasonable out of pocket expenses incurred in the course of employment.

ARTICLE 9
TERMINATION OF EMPLOYMENT

9.1 Termination Without Notice.

This Agreement and the Executive’s employment with the Company may be terminated, without the Company being obligated to provide the Executive with advance notice of termination or pay in lieu of such notice, whether under contract, statute, common law or otherwise, in the following circumstances:

3.

(a) Voluntary Resignation.

In the event the Executive voluntarily resigns, except where the Executive resigns for Good Reason as provided for in this Agreement, the Executive will give a minimum of ninety (90) days’ advance written notice to the Company. The Executive will not be entitled to receive any further compensation or benefits whatsoever other than those which have accrued up to the Executive’s last day of active service with the Company. The Company may, at its discretion, waive in whole or in part such notice with payment in lieu to the Executive;

(b) Cause.

"Cause" is defined as any of the following:

(a) conviction of, or plea of nolo contendere to, a felony;

(b) participation in a fraud against the Company;

(c) participation in an act of dishonesty against the Company intended to result in your personal enrichment;

(d) willful material breach of the Company's written policies;

(e) intentional significant damage to the Company's property by you;

(f) material breach of this Agreement; or

(g) conduct by you that, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve provided that in such event, the Company shall provide notice to you describing the nature of the gross unfitness and you shall thereafter have ten (10) days to cure such gross unfitness if such gross unfitness is capable of being cured.

The Company may not terminate your employment for Cause unless and until you receive a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board of Directors of the Company ("Board") finding that in the good faith opinion of the Board, that "Cause" exists and specifying the particulars thereof in reasonable detail.

9.2 Termination by the Company without Cause.

The Company may terminate the Executive’s employment without Cause at any time by providing the Executive with a separation package (the “Separation Package”) equal to two years’ Total Cash Compensation.

4.

“Total Cash Compensation” is defined as the annualized amount of Base Salary plus Bonus Payment for the prior 12-month period.

The Separation Package shall be payable in a lump sum within thirty (30) days of termination.

9.3 Termination by the Executive for Good Reason.

Should the Executive terminate his employment for Good Reason, as hereinafter defined, he shall receive the Separation Package set out in section 9.2. Failure of the Executive to terminate his employment on the occurrence of any event which would constitute Good Reason shall not constitute waiver of his right under this section 9.3. Notwithstanding the foregoing, Executive may terminate his employment for Good Reason so long as Executive tenders his resignation to the Company within thirty (30) days after the occurrence of the event that forms the basis for the resignation for Good Reason; provided, however, that Executive must provide written notice to the Company describing the nature of the event that Executive believes forms the basis for the resignation for Good Reason, and the Company shall thereafter have ten (10) days to cure such event.

“Good Reason” is defined as the occurrence of any of the following without the Executive’s express written consent:

(a)
an adverse change in the Executive’s position, titles, duties (including any position or duties as a director of the Company) or responsibilities (including new, additional or changed formal or informal reporting responsibilities) or any failure to re-elect or re-appoint him to any such positions, titles, duties or offices, except in connection with the termination of his employment for Cause;

(b)
a reduction by the Company of the Executive’s Base Salary except to the extent that the annual base salaries of all other executive officers of the Company are similarly reduced or any change in the basis upon which the Executive’s annual compensation is determined or paid if the change is or will be adverse to the Executive except that an award of annual performance bonuses by the Company’s Compensation Committee (and approved by the Board of Directors) are discretionary and in no instance shall be considered adverse to Executive if such performance bonus is reduced from a prior year or if an annual performance bonus is not paid;

(c)	a Change in Control (as defined below) of the Company occurs; or

(d)	any breach by the Company of any material provision of this Agreement.

A “Change in Control” is defined as:

(a) a dissolution, liquidation or sale of all or substantially all of the assets of the Company;

(b) a merger or consolidation in which the Company is not the surviving corporation;

5.

(c) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(d) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

ARTICLE 10
DIRECTORS/OFFICERS LIABILITY

10.1 Indemnity.

Gran Tierra shall provide to the Executive indemnification in accordance with the Indemnification Agreement entered into between Gran Tierra and the Executive.

10.2 Insurance.

(a)
Gran Tierra shall purchase and maintain, throughout the period during which the Executive acts as a director or officer of Gran Tierra or a Member Company and for a period of two years after the date that the Executive ceases to act as a director or officer of Gran Tierra or a Member Company, directors’ and officers’ liability insurance for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, such that the Executives insurance coverage is, at all times, at least equal to or better than any insurance coverage Gran Tierra purchases and maintains for the benefit of its then current directors and officers, from time to time.

(b)
If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Executive or the Executive’s heirs, executors, administrators or other legal representatives are subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by Gran Tierra for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, Gran Tierra shall pay the deductible for and on behalf of the Executive or the Executive’s heirs, executors, administrators or other legal representatives, as the case may be.

6.

10.3 Survival.

The provisions of sections 10.1 and 10.2 of this Agreement shall survive the termination of this Agreement or the employment of the Executive with the Company and such provisions shall continue in full force and effect in accordance with such Indemnification Agreement and the provisions of this Agreement for the benefit of the Executive.

ARTICLE 11
NON-COMPETITION AND CONFIDENTIALITY

11.1 Non-Competition.

The Executive recognizes and understands that in performing the duties and responsibilities of his employment as outlined in this Agreement, he will be a key employee of the Company and will occupy a position of high fiduciary trust and confidence, pursuant to which he has developed and will develop and acquire wide experience and knowledge with respect to all aspects of the services and businesses carried on by Gran Tierra and its Member Companies and the manner in which such businesses are conducted. It is the expressed intent and agreement of the Executive and of the Company that such knowledge and experience shall be used solely and exclusively in the furtherance of the business interests of Gran Tierra and its Member Companies and not in any manner detrimental to them. The Executive therefore agrees that so long as he is employed by the Company pursuant to this Agreement he shall not engage in any practice or business in competition with the business of Gran Tierra or any of its Member Companies.

11.2 Confidentiality.

The Executive further recognizes and understands that in the performance of his employment duties and responsibilities as outlined in this Agreement, he will be a key employee of the Company and will become knowledgeable, aware and possessed of all confidential and proprietary information, know-how, data, strategic studies, techniques, knowledge and other confidential information of every kind or character relating to or connected with the business or corporate affairs and operations of Gran Tierra and its Member Companies and includes, without limitation, geophysical studies and data, market data, engineering information, shareholder data, client lists, compensation rates and methods and personnel information (collectively “Confidential Information”) concerning the business of Gran Tierra and its Member Companies. The Executive therefore agrees that, except with the consent of the Board, he will not disclose such Confidential Information to any unauthorized persons so long as he is employed by the Company pursuant to this Agreement and for a period of 24 months thereafter; provided that the foregoing shall not apply to any Confidential Information which is or becomes known to the public or to the competitors of Gran Tierra or its Member Companies other than by a breach of this Agreement.

11.3 Following Termination of Agreement.

Subject to this provision and without otherwise restricting the fiduciary obligations imposed upon, or otherwise applicable to the Executive as a result of the Executive having been a senior officer and key employee of the Company, the Executive shall not be prohibited from obtaining employment with or otherwise forming or participating in a business competitive to the business of the Company after termination of this Agreement and the Executive’s employment with the Company.

7.

ARTICLE 12
CHANGES TO AGREEMENT

Any modifications or amendments to this Agreement must be in writing and signed by all Parties or else they shall have no force and effect. Notwithstanding the foregoing, the Company may assign this agreement to Member Company, without the consent of the Executive.

ARTICLE 13
ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, including without limitation, the Executive’s heirs, executors, administrators and personal representatives.

ARTICLE 14
GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

ARTICLE 15
NOTICES

15.1 Notice to Executive.

Any notice required or permitted to be given to the Executive shall be deemed to have been received if delivered personally to the Executive or sent by courier to the Executive’s home address last known to the Company.

15.2 Notice to Company.

Any notice required or permitted to be given to the Company shall be deemed to have been received if delivered personally to, sent by courier, or sent by facsimile to:

Gran Tierra Energy Inc.300, 611-10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
Fax: (403) 265-3242
Attn: Chief Financial Officer

8.

ARTICLE 16
WITHHOLDING

All payments made by the Company to the Executive or for the benefit of the Executive shall be less applicable withholdings and deductions.

ARTICLE 17
INDEPENDENT LEGAL ADVICE

The Executive acknowledges that the Executive has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly deemed not to seek such advice, and that the Executive is entering into this Agreement with full knowledge of the contents hereof of the Executive’s own free will and with full capacity and authority to do so.

ARTICLE 18
REPLACEMENT OF PRIOR AGREEMENT

The Parties acknowledge that the Prior Agreement is hereby replaced in its entirety by this Agreement. Pursuant to Article 12 of the Prior Agreement, this Agreement shall be effective, and the Prior Agreement shall be terminated, upon the execution of this Agreement by the Parties. Upon such execution, all provisions of the Prior Agreement are hereby superseded in their entirety and replaced herein and shall have no further force or effect.

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9.

In Witness Whereof the Parties have executed this Agreement as of the date set forth below, with an effective date as of June 17, 2008.

GRAN TIERRA ENERGY INC.		GRAN TIERRA ENERGY INC.

By:	/s/ Martin H. Eden	By:	/s/ Martin H. Eden
	Name: Martin H. Eden		Name: Martin H. Eden
	Title: CFO		Title: CFO

Date:	June 17, 2008	Date:	June 17, 2008

SIGNED, SEALED DELIVERED
In the presence of:

/s/ Sonya Messner		/s/ Dana Coffield
Witness		Dana Quentin Coffield

Date: 17 June 08

10.

SCHEDULE “A”

Duties and Responsibilities for President

•	President shall report directly to the Board of Directors.

•
Strategic leadership – formulate and recommend strategies to the Board to maximize shareholder value and long-term success of the Company; implement capital and operating plans; identify principal risks to the Company’s business and take appropriate steps to manage these risks; keep the Board fully informed on all significant operational, financial and other matters relevant to the Company.

•
Technical Leadership – ensure a rigorous and disciplined approach to technical work of the Company with regard to geology geophysics and related disciplines; encourage technical innovation, imagination and pragmatism.

•
Financial Leadership – develop annual capital commitment and expenditure budgets for approval by the Board; develop annual operating forecasts; authorize the commitment of funds sanctioned by the Board; authorize the commitment of contracts, transactions and arrangements in the ordinary course of business; take reasonable steps to ensure the Company’s assets are adequately safeguarded.

•	Administrative Leadership – develop and maintain a sound and effective organizational structure; ensure all members of the organization have clear responsibilities.

•
Public Leadership – maintain effective communications and appropriate relationships with shareholders and other stakeholders; manage interactions between the Company and the public and act as the principal spokesperson for the Company.

•
Compliance Leadership – establish effective control and coordination mechanisms for all operations arid activities of the Company; take reasonable steps to ensure the safe, efficient operation of the Company and its employees/workers ; ensure all operations and activities are in compliance with laws, regulations and the Company’s code of business conduct and ethics and other policies and practices approved by the Board; foster a high performance corporate culture that promotes ethical practices and encourages individual and corporate integrity and responsibility.